SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                              _________________


                                  FORM 8-K


                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  October 29, 1996




                      COMPUTER SCIENCES CORPORATION
          (Exact name of Registrant as specified in its charter)



NEVADA                              1-4850                         95-2043126
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
of Incorporation)                File Number)             Identification No.)



2100 East Grand Avenue
El Segundo, California                                                  90245
(Address of Principal Executive Offices)                           (Zip Code)




Registrant's telephone number, including area code  (310) 615-0311




                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

          In a press release dated October 29, 1996, the Registrant reported its results of operations for the fiscal quarter ended September 27, 1996. A copy of the press release is included as Exhibit 99.1 hereto.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          The exhibit listed below is filed as a part of this report:

          99.1  Press Release of the Registrant dated October 29, 1996







                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                       COMPUTER SCIENCES CORPORATION



Dated:  October 29, 1996               By /s/ Denis M. Crane
                                          --------------------------
                                          Denis M. Crane
                                          Vice President and Controller
                                          Chief Accounting Officer

                                                                EXHIBIT 99.1



Contact:  Bruce Plowman,                              FOR IMMEDIATE RELEASE
          Spencer Davis                               Moved On Business Wire
          310.615.0311                                October 29, 1996


                CSC's 2ND QUARTER EARNINGS PER SHARE UP 23.5%,
                    EXCLUDING NON-RECURRING MERGER CHARGE


     EL SEGUNDO, Calif., October 29 -- Computer Sciences Corporation (NYSE:CSC) reported earnings per share of 63 cents for its second quarter (ended September 27, 1996) before a merger-related, non-recurring charge. The 63 cents is a 23.5% increase over the restated 51 cents earned for the same period last year.

     All results reported for previous periods have been restated to reflect CSC's August 1 acquisition of The Continuum Company, Inc., accounted for on a pooling of interests basis. In connection with the acquisition, a previously announced one-time charge equivalent to 45 cents per share was provided during the second quarter of this year. After this charge, CSC earned 18 cents per share for the quarter.

     Excluding the non-recurring charge, CSC's net income for the second quarter was $49.3 million, compared with $39.6 million a year ago. Including the charge of $48.9 million ($35.3 million after related income tax effects), net income was $14.0 million. Revenue for the quarter rose to $1.36 billion, up 20.1% from the $1.13 billion for the second quarter of last year.

     Before the charge, net income for the first six months of this year was $94.6 million, versus the last year's $75.5 million. Revenue for the first half was $2.66 billion, up 20.2% from the $2.21 billion for the prior year's first half. After the charge, net income was $59.3 million.

     "The second quarter is the first since completing our merger with Continuum. Operationally, CSC had an excellent quarter, continuing its strong growth in both revenue and income," said Van B. Honeycutt, CSC's president and chief executive officer.

     "Earlier today we announced a 10-year $250 million technology outsourcing contract with ING Financial Services International in Atlanta, together with a 7-year $35 million contract between a unit of that company and CSC Continuum for systems application development. This clearly demonstrates the strength of the CSC and Continuum combination in the global financial services industry."

     Global commercial revenue for the quarter, including both domestic and international activities, totaled $963.1 million, up 27.4% compared with the $755.7 million for the second quarter of fiscal 1996.

     For the quarter just ended, U.S. commercial revenue rose to $524.1 million, an increase of 20.6% from $434.4 million last year. Slightly more than half the growth was provided by information technology outsourcing, with the remainder coming principally from consulting and systems integration activities.

     International revenue for the quarter rose to $439.0 million, up 36.6% from $321.3 million. The increase came principally from new outsourcing business signed last year, growth in revenue from CSC's German SAP consulting operations, and from the acquisition earlier this year of 75% of Datacentralen, a major provider of information technology services in Denmark.

     U.S. federal revenue for the second quarter was $392.2 million, up 5.2% versus last year's $372.9 million. The improvement was mainly due to new contract awards. During the quarter, CSC announced nearly $1 billion in new federal contracts, one of the largest quarterly totals in CSC's history.

     After restatement for the pooling of interests, CSC had $5.2 billion of revenue for the 12 months ended September 27, 1996. Computer Sciences Corporation is headquartered in El Segundo, Calif., and has 40,000 employees in nearly 600 offices worldwide. CSC provides clients with a wide range of professional services including management consulting, business reengineering, information systems consulting and integration and outsourcing.








Note to Analysts and Editors:  Please see attached tables.
----------------------------------------------------------


Revenue by Market Sector

                                             Second Quarter
                              ---------------------------------------------
                                                              % of Total
                              Sept. 27,     Sept. 29,      ----------------
In millions                     1996          1995          FY97      FY96
----------                    ---------     ---------      ------    ------
  U.S. commercial              $  524.1      $  434.4        39%       38%
  International                   439.0         321.3        32        28
                              ---------     ---------      ------    ------
Global commercial                 963.1         755.7        71        66

  Department of Defense           253.4         223.9        19        20
  NASA                             75.1          77.5         5         7
  Civil agencies                   63.7          71.5         5         7
                              ---------     ---------      ------    ------
U.S. federal government           392.2         372.9        29         34
                              ---------     ---------      ------    ------
                               $1,355.3      $1,128.6       100%      100%
                              =========     =========      ======    ======

                                             Six Months Ended
                              ---------------------------------------------
                                                              % of Total
                               Fiscal        Fiscal        ----------------
In millions                     1997          1996          1997      1996
----------                    ---------     ---------      ------    ------
  U.S. commercial              $  999.5      $  843.0        37%       38%
  International                   821.8         613.0        31        28
                              ---------     ---------      ------    ------
Global commercial               1,821.3       1,456.0        68        66

  Department of Defense           550.4         448.5        21        20
  NASA                            150.6         156.5         6         7
  Civil agencies                  136.8         150.6         5         7
                              ---------     ---------      ------    ------
U.S. federal government           837.8         755.6        32         34
                              ---------     ---------      ------    ------
                               $2,659.1      $2,211.6       100%      100%
                              =========     =========      ======    ======

                       (Figures shown herein are unaudited)

Consolidated Statements of Income

                            Second Quarter               6 Months Ended
                       ------------------------     ------------------------
In thousands except     Sept. 27,    Sept. 29,       Sept. 27,    Sept. 29,
per-share amounts         1996        1995             1996         1995
-------------------    -----------  -----------     -----------  -----------
Revenues               $1,355,255   $1,128,648      $2,659,147   $2,211,611
                       -----------  -----------     -----------  -----------

Costs of services       1,073,502      881,692       2,110,710    1,731,417
Selling, general and
  administrative          116,306      112,157         232,759      221,190
Depreciation and
  amortization             80,902       63,547         152,509      123,735
Interest expense           10,708        9,284          19,022       18,635
Interest income            (2,102)        (932)         (3,565)      (2,888)
Non-recurring charge*      48,929                       48,929
                       -----------  -----------     -----------  -----------
Total costs and
  expenses              1,328,245    1,065,748       2,560,364    2,092,089
                       -----------  -----------     -----------  -----------

Income before taxes        27,010       62,900          98,783      119,522

Taxes on income            13,004       23,331          39,500       44,012
                       -----------  -----------     -----------  -----------


Net income             $   14,006   $   39,569      $   59,283   $   75,510
                       ===========  ===========     ===========  ===========

Earnings per common
  share                $     0.18   $     0.51      $     0.76   $     0.99
                       ===========  ===========     ===========  ===========

Average shares and
  equivalents              78,022       76,858          77,924       76,600

* The non-recurring charge represents costs and expenses related to the August 1 acquisition of The Continuum Company, Inc. The amount of the charge, net of income tax benefits on the tax deductible portion, is $35.3 million or 45 cents per share, and falls within the previously announced range of estimates for transaction expenses, costs associated with elimination of redundant functions, and the write-off of assets impaired due to merger-related business realignment.


                     (Figures shown herein are unaudited)